UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13921	65-0377773
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

255 Alhambra Circle, Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

(305) 569-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 4, 2009, BankUnited Financial Corporation’s (“BankUnited,” the “Company,” “we” “us” “our”) held its annual meeting of stockholders (the “Annual Meeting”) pursuant to a court order issued on April 22, 2009 and amended April 24, 2009. Contrary to the requirement of the Nasdaq Stock Market (“NASDAQ”), we did not solicit proxies in connection with the Annual Meeting and, contrary to the rules of the Securities and Exchange Commission (the “SEC”), we did not file an Information Statement with the SEC. As a result of the elections that occurred at the Annual Meeting, our Board of Directors consists of four independent directors and four directors who are not deemed independent under NASDAQ Marketplace Rule 5605(a)(2). By letter dated May 21, 2009, we advised NASDAQ of these inconsistencies with NASDAQ listing requirements.

On May 15, 2009, we received a non-compliance notice (the “May 15 Notice”) from NASDAQ stating that, because we did not timely file our Quarterly Report on Form 10-Q for the period ended March 31, 2009 (the “2009 Second Quarter Form 10-Q”), we do not comply with the rules for continued listing, including Rule 5250(c)(1), which require the Company to file with NASDAQ, on a timely basis, all reports and other documents required to be filed with the SEC. We received on December 17, 2008 a non-compliance notice from the NASDAQ in connection with the 2008 Form 10-K, and on March 4, 2009, a similar non-compliance letter for our Quarterly Report on Form 10-Q for the period ended December 31, 2008 (the “2009 First Quarter Form 10-Q”). On February 18, 2009, we submitted a plan to regain compliance through the filing of our 2008 Form 10-K, as well as our 2009 First Quarter Form 10-Q. According to the May 15 Notice, we have until June 15, 2009 to regain compliance for all delinquent filings, including the 2008 Form 10-K and the two delinquent Form 10-Qs. Further, the May 15 Notice requires that we provide by June 1, 2009 an update to the February 18 compliance plan we submitted to NASDAQ.

On May 21, 2009, we issued a press release announcing the receipt of the May 15 Notice. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release, dated May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: May 21, 2009	By:	/s/ Humberto L. Lopez
Humberto L. Lopez
Senior Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release, dated May 21, 2009.